Law Office of Craig J. Shaber

attorney and counselor at law a professional corporation	2043 n. marshall ave. el cajon, california 92020
telephone: (619) 258-8065 facsimile: (619) 449-9277

August 1, 2005

Mr. Casey Forward

Chief Financial Officer

Stream Communications Network & Media Inc.

1020 - 400 Burrard St.

Vancouver, B.C.  V6C 3A6

RE:   S-8 Filing

Dear Mr. Forward:

This letter relates to the issuance of up to 4,810,000 shares of Common Stock, no par value (the "Shares"), of Stream Communications Network & Media Inc., a British Columbia corporation (the "Company") registered pursuant to that Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 1, 2005 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,810,000 shares of your Common Stock (the "Stock”) issuable pursuant to certain compensation agreements (the "Agreements”) with employees, directors and consultant.

In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below.  In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with original documents of all documents submitted to me as copies.  My examination was limited to the following documents and no others:

1.

Certificate of Incorporation of the Company as amended to date;

2.

Bylaws of the Company, as amended to date;

3.

Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Stock pursuant to certain Agreements.

4.

The Registration Statement.

5.

Compensation Agreements.

Mr. Forward

S-8 Opinion Ltr

August 1, 2005

I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Based on the foregoing, it is my opinion that the Stock to be issued under the Agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Agreements in the form referred to herein, when issued pursuant to the Agreements, will be duly and validly authorized, fully paid and non-assessable.

I express no opinion as to compliance with the securities or "blue sky” laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

I consent to the filing of the opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction’s securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein.  Other than as provided in the preceding sentence, this opinion (I) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of British Columbia and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever.  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matter not specifically set forth above.

By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert’ as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission as promulgated thereunder.

The information set forth herein is as of the date of this letter.  I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Yours truly,

Craig J. Shaber